Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Rothe Development, Inc., of our report dated July 29, 2026, relating to the combined financial statements of Rothe Development, Inc. and subsidiaries for the years ended December 31, 2025 and 2024, which appears in Rothe Development, Inc.’s Registration Statement on Form S-1 for the years ended December 31, 2025 and 2024.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ M&K CPAS, PLLC

The Woodlands, TX

November 12, 2026